Brandywine Global Investment Management, LLC

CODE OF ETHICS

March 2011

TABLE OF CONTENTS

I. Introduction	1
A. Individuals Covered by the Code	1
B. Other Codes of Ethics	1
C. Standards of Business Conduct	1
II. Effecting Personal Securities Transactions	2
A. Prohibited Securities Transactions	2
B. Pre-Clearance Requirements	3
C. Exceptions to Pre-Clearance Requirements	5
D. Special Rules Governing Transaction in Reportable Funds	6
E. Special Rules Governing Transactions in Affiliated ETFs	7
III. Acknowledgement, Disclosure of Accounts and Reporting Holdings and Transactions	7
A. Acknowledgment of Receipt of Annual Certification	7
B. Disclosure of Accounts	8
C. New Disclosable Accounts	8
D. Holdings and Transaction Reports	9
E. Exceptions to the Reporting Requirements	9
IV. Code Administration and Enforcement	10
A. Duty to Report Code Violations	10
B. Exceptions to the Code	10
C. Sanctions	10
D. Availability of Reports	10
V. Definitions	11

I.           Introduction

A.
Individuals Covered by the Code. This Code of Ethics (“Code”)1  applies to all Brandywine Global Investment Management, LLC (“BGIM”) employees, officers and directors, as well as anyone  else specifically designated and notified by the BGIM Chief Compliance Officer (“CCO”).  All persons covered by the Code are referred to herein as “Access Persons”. Temporary  staff, consultants and interns, as well as foreign subsidiary employees, will be reviewed on a case-by-case basis by the CCO to determine whether or not they will be deemed Access Persons.

B.
Other Codes of Ethics.  Members of the BGIM board of managers or other individuals who are Access Persons under the Code, but are employed principally by Legg Mason & Co., LLC (“LM&Co.”), are subject to the LM&Co. Code of Ethics. Legg Mason shall be responsible for monitoring adherence to the LM&Co. Code.

C.
Standards of Business Conduct. This Code is based on the principle that BGIM owes a fiduciary duty to its clients, and that all Access Persons must therefore avoid activities, interests and relationships that may (i) present a conflict of interest, or the appearance of a conflict of interest, with BGIM’s clients, or (ii) otherwise interfere with BGIM’s ability to make decisions in the best interests of any of its clients.  In particular,  Access Persons must at all times comply with the following standards of business conduct:

1.
Compliance with Applicable Law. Access Persons must understand and comply with their obligations under “Federal Securities Laws”.  Each Access Person is responsible to know, understand and follow the laws and regulations that apply to his or her responsibilities on behalf of BGIM.

2.
Clients Come First.  Access Persons must scrupulously avoid serving their personal interests ahead of the interests of clients.  For example, an Access Person may not induce or cause a client to take action, or not take action, for the Access Person’s personal benefit at the expense of a client’s best interest.

3.
Avoiding Taking Advantage.  Access Persons may not use their knowledge of BGIM’s investment activities or client portfolio holdings to profit from the market effect of such activities or to engage in short-term or other abusive trading in a “Reportable Fund”.  (The list of Reportable Funds is available on the Compliance intranet site).

4.
Avoid Other Inappropriate Relationships or Activities.  Access Persons should avoid relationships or activities that could call into question the Access Person’s ability to exercise independent judgment in the best interests of BGIM’s clients.

______________________________
1 Unless defined when used, all capitalized terms used in this Code of Ethics are defined in Section V below.

5.	Investment Opportunities. Access Persons must offer any appropriate investment opportunities to the Firm’s clients before they may take personal advantage of such opportunities.

6.
Avoid Undue Influence. Access Persons should not cause or attempt to cause client accounts to purchase, sell, or hold an investment in a manner  calculated to create personal benefit to the Access Person.

7.
Observe the Spirit of the Code.  Doubtful situations should be resolved in favor of BGIM’s clients.  Technical compliance with the Code will not automatically insulate from scrutiny any personal securities transaction or other course of conduct that might indicate an abuse of these governing principles.

II.           Effecting Personal Securities Transactions

A.	Prohibited Securities Transactions. Access Persons are subject to the following restrictions on their personal trading activity.

1.
Inside Information. Access Persons are prohibited from engaging in any transaction in a “Security” (or an “Equivalent Security”) at a time when the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security. (A copy of the “Non-Public Information” policy addressing the procedures to follow when a BGIM employee may be in possession of such information can be found in the BGIM Compliance Policies and Procedures Manual available on the Compliance intranet site).

2.
Knowledge. Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) at a time when the Access Person has knowledge that BGIM has a pending  order for, or is considering the purchase or sale of, the Security.

3.
Pre-Clearance Required.  Access Persons are prohibited from engaging in any “Securities Transaction” without obtaining the appropriate pre-clearance as set forth in this Code (unless the transaction is subject to an exemption from pre- clearance  as set forth in this Code).

4.
Seven-Day Blackout.  Access Persons are prohibited from engaging in any transaction in a Security (or an Equivalent Security) that requires pre-clearance within the seven calendar days prior to or following a purchase  or sale of the same Security (or an Equivalent Security) in a client account.

5.
Use of Preferred  Brokers.   Any new account in which a Securities Transaction can be effectuated must be opened at a “Preferred Broker”. Any Access Person who maintains an account at a financial institution other than one of BGIM’s

Preferred Brokers is prohibited from engaging in more than 12 Securities Transactions per quarter. (A list of BGIM’s Preferred Brokers is available on the Compliance intranet site).

6.           Short-Term Trading. The following limitations on short-term trading apply:

a.	Any Reportable Fund must be held for at least 60 days.

b.	Any “Affiliated ETF” must be held for at least 60 days. An Affiliated ETF means any exchanged-traded fund that is advised or sub-advised by BGIM.

c.
No Access Person may profit from the purchase and sale, or sale and purchase, of a non-Affiliated ETF, an option on a non-Affiliated ETF or certain Commodities and Futures transactions (as defined in Section II.C.7 below) within 7 days.

d.	No Access Person may profit from the purchase and sale, or sale and purchase, of any other Security within 30 days.

7.	Legg Mason, Inc. Stock. Access Persons are prohibited from engaging in any transaction in Legg Mason (NYSE: LM) securities that is not in compliance with the “Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities.”  (A copy of this policy is available on the Compliance intranet site).

B.           Pre-Clearance Requirements

1.
Protegent PTA Pre-Clearance. All Access Persons must submit Securities Transaction pre-clearance requests through the “Protegent PTA” system.  In the event that an Access Person is unable to access the Protegent PTA system, or the Protegent PTA system is otherwise unable to accommodate the pre- clearance request, requests for such pre-clearance shall be submitted to the CCO or designee on the “Personal Securities Transaction Request Form” (See Appendix A).

2.	Transactions Requiring Special Pre-Clearance. Access Persons are prohibited from engaging in the following types of transactions without prior written approval.

a.
Initial Public Offering (“IPO”).  Access Persons are prohibited from acquiring a “Beneficial Interest” in a Security through an IPO without the prior written approval of the Investment Committee and the Compliance Committee. Requests for such approval shall be submitted to the CCO on the “IPO Pre-Approval Form” (See Appendix B).

b.
Private Placement.  Access Persons are prohibited from acquiring a Beneficial Interest in a Security through a “Private Placement” without the prior written approval of the Investment Committee and the Compliance Committee.  Requests for such approval shall be submitted to the CCO on the “Private Placement Pre-Approval Form” (See Appendix C).

c.

BGIM Commingled Vehicles and Hedge Funds.  Access Persons are prohibited from acquiring a Beneficial Interest in a commingled vehicle, hedge fund or other privately offered fund managed by BGIM without the prior written approval of the Investment Committee and the Compliance Committee.  Requests for such approval shall be submitted to the CCO on the “BGIM Private Fund Pre-Approval Form” (See Appendix D).

3.	Length of Pre-Clearance Approval.
a.

Authorization for a Securities Transaction is effective until the earliest of: (i) its revocation by the CCO or designee, (ii) the moment the Access Person learns that the information provided pursuant to the pre- clearance request is not accurate, or (iii) the close of business on the trading day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on that same Monday).

	b.	If the order for a Securities Transaction is not placed within that period, a new pre-clearance request must be approved before the Securities Transaction can be placed.
c.

If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order or “good ‘til cancelled” order), it is the responsibility of the Access Person to obtain a new pre-clearance approval.

4.
De Minimis Transactions.  Pre-clearance will generally be granted for a Securities Transaction (or series of Securities Transactions) that involves  1,000 shares or less of an equity security executed over a 30-day period if the issuer of the Security has a market capitalization of $5 billion or more. Under no circumstances may an Access Person enter into a Securities Transaction, even if de minimis as defined herein, if: (i) the Access Person is in possession of material non-public information regarding the Security or the issuer of the Security; (ii) the Access Person knows that BGIM is or may be considering a purchase or sale of such Security (or an Equivalent Security) on behalf of a client; (iii) the Access Person knows that BGIM is in the process of acquiring or selling that Security (or an Equivalent Security) on behalf of a client; or (iv) the transaction would violate the prohibition on short-term trading set forth above in Section II.A.6.

5.	No Explanation Required for Refusals. An Access Person is not required to receive an explanation for a refusal to authorize any Securities Transaction.

C.	Exceptions to Pre-Clearance Requirements. Notwithstanding the foregoing, the following types of Securities Transactions are exempt from pre-clearance:

1.
Mutual Funds and ETFs.  Any purchase or sale of a Security issued by any registered open-end investment company (including a college savings plan established under Section 529(a) of the Internal Revenue Code known as a “Section 529 Plan”), shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated U.S. open-end funds, or any exchange- traded fund that invests in a broad-based  index or sector. (While exempt from pre-clearance, however, transactions in Reportable Funds are subject to trading restrictions and must be reported, as set forth below).

2.
No Knowledge Transactions.  Securities Transactions in which the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed).

3.	Certain Corporate Actions. Securities Transactions pursuant to the following types of corporate actions:

a.
Any acquisition of a Security through stock dividends, dividend reinvestments,  stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of the Security.

b.	Any acquisition of a Security through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue.

c.	Any disposition of a Security through a tender offer, mandatory call or other corporate action equally available to all holders of such Security (or class of Security).

4.
Automatic Investment Plans. Any Securities Transaction pursuant to an “Automatic Investment Plan”, except where such Plan has been overridden. For example, automatic purchases in an employee stock purchase plan do not require pre-clearance; however, sales of shares from an employee stock purchase plan do require pre-clearance as the instruction is an override of the plan by the Access Person.

5.
Involuntary Options-Related Activity.  Any acquisition or disposition of an underlying Security in connection with an option-related transaction that has previously received pre-clearance.  For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the pre-clearance requirements and trading restrictions of this Code are not applicable to the sale of the underlying Security.

6.	Options on Broad-Based Indices or ETFs. Any Securities Transaction involving options on broad-based indices or ETFs.

7.
Certain Commodities and Futures Transactions.  Any Securities Transaction involving futures on (i) commodities, (ii) indices, (iii) currencies of G7 countries, (iv) bonds issued by G7 countries, and (v) interest rates of G7 countries (G7 countries include: United States, United Kingdom, Canada, Japan, Germany, France, and Italy). Any Securities Transaction that results from a futures position being automatically “rolled” is also exempt from pre-clearance requirements.

8.
Other Exempt Transactions. Any Securities Transaction involving direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

D.           Special Rules Governing Transaction in Reportable Funds

1.
Market Timing in Reportable Funds.  Access Persons are prohibited from using knowledge of the portfolio holdings of a Reportable  Fund to engage in any short-term or other abusive trading strategy involving such Reportable Fund that may conflict with the best interests of the fund or its shareholders.

2.	Exemptions. The following Securities Transactions involving Reportable Funds are exempt from the sixty-day holding period as set forth in Section II.A.6:

a.	Money Market Funds. Securities Transactions in any Reportable Funds that are money market funds.

b.
No Knowledge.  Securities Transactions in any Reportable Funds where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in which the Access Person is neither consulted nor advised of the transaction before it is executed).

c.	Automatic Investment Plans. Securities Transactions in Reportable Funds pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

E.           Special Rules Governing Transactions in Affiliated ETFs

1.
Market Timing in Affiliated ETFs.  Access Persons are prohibited from using knowledge of the portfolio holdings of an Affiliated ETF to engage in any short-term or other abusive trading strategy involving such Affiliated ETF that may conflict with the best interests of the fund or its shareholders.

2.	Exemptions. The following Securities Transactions involving Affiliated ETFs are exempt from the 60-day holding period as set forth in Section II.A.6:

a.
No Knowledge.  Securities Transactions in any Affiliated ETFs where the Access Person has no knowledge of the transaction before it is completed (for example, transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in which the Access Person is neither consulted nor advised of the transaction before it is executed).

b.	Automatic Investment Plans. Securities Transactions in Affiliated ETFs pursuant to an Automatic Investment Plan, except where such Plan has been overridden.

III.           Acknowledgement, Disclosure of Accounts and Reporting of Holdings and Transactions

A.
 Acknowledgment  of Receipt and Annual Certification.   Within  10 calendar days of becoming an Access Person under this Code, each Access Person shall acknowledge that he or she has received and reviewed a copy of the Code.  In addition, each Access Person shall acknowledge on such certification that he or she has received a copy and will abide by the terms of the current Compliance Policies and Procedures Manual (the “Manual”).  Thereafter, no less frequently than annually, each Access Person shall give the same acknowledgement and certify that he or she has complied with all applicable provisions of the Code and  will  abide by the terms of the Manual.    Such acknowledgement,  and  other  reportable  information,  shall be provided on  the “Acknowledgement of Receipt of Code of Ethics and Annual Certification” (See Appendix E).

B.
Disclosure of Accounts.  Within 10 calendar days of becoming an Access Person under this Code, each Access Person must disclose the existence of each account in which Securities Transactions can be effectuated and in which the Access Person  has a Beneficial Interest (each a “Disclosable Account”).  By way of example, Disclosable Accounts include, but are not limited to:

1.           brokerage accounts held at a Preferred Broker;

2.           brokerage accounts held at a non-Preferred Broker;

3.	employee stock purchase plan accounts for the purchase of Legg Mason (or other) securities (e.g., former employers or spouse’s employer);

4.           individual retirement accounts (“IRA”);

5.           401(k) or 403(b) accounts (e.g., current 401(k), former employer 401(k), spouse’s 401(k));

6.           Automatic Investment Plan accounts;

7.           Section 529 Plan accounts;

8.	accounts managed by a discretionary investment manager, in which the Access Person is neither consulted nor advised of transactions before execution (“Managed Account”);

9.           accounts that hold only non-Reportable Funds and in which no other type of Security may be held (“Mutual Fund-Only Account”);

10.	accounts for the exercise of Legg Mason (or other) stock options;

11.	any of the foregoing accounts held by an “Immediate Family” member living in the same household as the Access Person.

C.	New Disclosable Accounts. An Access Person wishing to open a new Disclosable Account must provide the CCO the information requested on the “Account Change Form” (See Appendix F).

D.           Holdings and Transaction Reports

1.
Initial and Annual Holdings Reports. Within 10 calendar days of becoming an Access Person, and annually thereafter, each Access Person must supply the CCO with a list of all Securities in which the Access Person  has a Beneficial Interest (“Holdings Report”).  This obligation may be satisfied by providing to the CCO a copy  of an account statement from each account.  The information in the Holdings Report must be current as of a date not more than 45 days prior to the individual's becoming an Access Person or, for annual reports, not more than 45 days prior to the date the annual Holdings Report is submitted.

2.
Quarterly Transaction Reports. Access Persons must report all Securities Transactions to the CCO on a quarterly basis.  In order to satisfy this obligation, an Access Person may either: (i) maintain his or her accounts at a Preferred Broker; (ii) arrange for the delivery of duplicate copies of confirmations and periodic account statements directly to the Compliance Department; or (iii) for Securities Transactions that do not otherwise appear on an account statement, report the Securities Transaction to the CCO within 15 days after the end of the calendar quarter in which the transaction took place.

3.
Commodities and Futures Transactions Reports.  Access Persons effectuating commodities and futures transactions must do so through Interactive Brokers as this Preferred Broker has the ability to provide an automated feed for commodities and futures transactions.

E.
Exceptions to the Reporting Requirements.  Notwithstanding the obligation to report all Securities Transactions to the CCO on a quarterly basis, Access Persons are not required to provide duplicate copies of confirmations and periodic account statements, and need not report individual Securities Transactions, for the following types of accounts.  However, the existence of such accounts must be disclosed in accordance with Section III.A., above, and copies of statements must be made available for review at the specific request of the CCO.

1.           accounts held at a Preferred Broker;

2.           Legg Mason employee stock purchase plan accounts;

3.           Legg Mason stock option accounts held at Merrill Lynch;

4.           Brandywine 401(k) accounts;

5.           other 401(k), 403(b) and Section 529 accounts if these accounts can only hold Mutual Funds that are not Reportable Funds;

6.           Automatic Investment Plan accounts;

7.           Managed Accounts; and

8.           Mutual Fund-Only Accounts.

IV.           Code Administration  and Enforcement

A.
Duty to Report Code Violations. It is the responsibility of all Access Persons to report promptly any suspected or actual violation of this Code to the CCO, the Compliance Committee or any member of the Compliance Committee. Such reports may be oral or in writing, need not be signed and may be anonymous.  BGIM will not retaliate or allow its Access Persons to retaliate against any Access Person who, in good faith, reports a suspected violation of the Code.

B.
Exceptions to the Code. Unless otherwise noted herein, exceptions to the limitations set forth in this Code may only be granted by the CCO in such circumstances as the CCO concludes are appropriate and pursuant to such conditions as the CCO determines are necessary.  Such exceptions will only be granted if the CCO, in the CCO’s sole discretion, concludes that the contemplated action does not pose a material  conflict of interest of the nature sought to be mitigated or eliminated by this Code. Without limiting the generality of the foregoing, the CCO will review each trade restricted by the seven-day blackout period set forth in Section II.A.4 above and make a determination as to whether to grant a waiver from the seven-day restriction for such trade based on the standards set forth in this Section IV.B.

C.
Sanctions.  The Compliance Committee may impose sanctions or take other action against an Access Person who violates this Code.  Possible sanctions or actions may include, but are not limited to, verbal warning, letter of reprimand, suspension of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.  In the event that the Compliance Committee requires forfeiture of profits from an improper Securities Transaction, the Compliance Committee shall compute the amount of any profit to be forfeited and may require donation of the forfeited amount to a charitable organization of the Compliance Committee's choosing. Such donations shall not result in any net tax benefit to the Access Person.

D.
Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to: (a) the Compliance Department, (b) the Compliance Committee,  (c) the Access Person's department manager, (d) the BGIM Board of Managers, (e) the Legg Mason Legal and Compliance Department, (f) the chief compliance officer or board of directors of any Reportable Fund, (g) any attorney or agent of the foregoing or of a Reportable Fund, (h) any party to which any investigation is referred by any of the foregoing, (i) the Securities and Exchange Commission, (j) any self-regulatory organization governing the activity involved, (k) any state regulatory authority, or (l) any federal or state criminal authority.

V. Definitions

When used in the Code, the following terms have the meanings set forth below:

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined  schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Security.

An Access Person is deemed to have a Beneficial  Interest  in the following:

1.           any Security owned individually by the Access Person;

2.	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

3.           any Security in which a member  of the Access Person's Immediate Family has a Beneficial Interest if:

a.   the Security is held in an account over which the Access Person has decision making authority or otherwise influences and controls (for example, the Access Person acts as trustee, executor, or guardian); or

b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

An Access Person is presumed to have a Beneficial  Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial  Interest if the Immediate Family member  resides in the same household  as the Access Person.

“Equivalent  Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security.  Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act of 1940, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to BGIM and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes other relationships (whether or not recognized by law) that the BGIM Compliance Department determines could lead to the potential conflicts of interest, diversions of corporate opportunity or appearances of impropriety, which this Code is intended to prevent.

“Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

“Preferred  Broker”  means a broker/dealer that provides an automated, electronic feed of Access Person Securities Transaction information directly into Protegent PTA.

“Private  Placement” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended,  or pursuant to Rules 504, 505 or 506 of Regulation D thereunder.  For the avoidance of doubt, the term “Private Placement” includes investment in any hedge fund, private equity fund, venture capital fund, limited partnership, limited liability company or other privately offered investment vehicle.

“Protegent PTA” means the Protegent Personal Trading Assistant, a web browser- based automated  personal trading compliance platform used by the Compliance Department to administer this Code.

“Reportable  Fund” means any fund registered under the Investment Company Act that (a) is advised or sub-advised by BGIM, or (b) is advised, sub-advised, or principally underwritten by Legg Mason or any entity controlled or under common control with Legg Mason. Reportable Funds include, but are not necessarily limited to the Legg Mason Partners Funds, the Legg Mason Funds, the Western Asset Funds and the Royce Funds.

“Security” means any security as defined by the Investment Advisers Act of 1940, Investment Company Act of 1940 or any other financial or investment instrument, including stocks, treasury stock, notes, bonds, debentures, closed-end funds, open-end funds, offshore funds, exchange traded funds, hedge funds, limited partnership interests, unit investment trust shares, options (including any put, call or straddle), futures, swaps, warrants,  investments in commodities or commodities-related instruments, or any derivative instruments.

“Securities Transaction” means the purchase, sale, redemption or other transaction in a Security in which an Access Person has or acquires a Beneficial  Interest.

Appendix A

Personal Securities Transaction Request Form

Name: ______________________________________________________________________________________________________________

Date:  ___________________________________________________________             Department: _____________________________________

1.           ☐ Manual Preclearance (unable to pre-clear in PTA)                                                                                       ☐    Exception Request

2. Type of Security

☐ Stock                                                     ☐      Bond

☐ Option                                                   ☐      Other:    __________________________________

3.  Name of Security:   ______________________________________________________________________________________________________________

4.  Symbol or CUSIP:  ______________________________________________________________________________________________________________

5.            ☐     Buy

                   o Sell                  ☐  Long                            ☐   Short

6.  Number of Shares:   ______________________________________________________________________________________________________________

7.  Brokerage Firm:       ______________________________________________________________________________________________________________

8.  Account Number:   ______________________________________________________________________________________________________________

9. Are you a registered representative of Legg Mason Investor Services?                                                                                                                            ☐              Yes      ☐    No

10. In making this pre-clearance request, I hereby certify that:

x      I am not in possession of material non-public information about this Security or the issuer of this Security;

x      I have no knowledge that BGIM has a pending order for, or is considering, the purchase or sale of this Security;

x      I have held this Security for the required holding period;

x      I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

x      This Securities Transaction request complies with all other applicable provisions of the Code.

Note: This “Personal Securities Transaction Request Form” must be signed by the CCO (or designee) prior to order entry. If granted, this approval is effective only until the close of business on the trading day on which it is granted.

Employee Signature: ____________________________________________      Date:      ___________________________________________

                                                                                                                   ***********************************
                                                                                                                         o Approved                       ☐   Denied

Compliance Signature:  ___________________________________________                       Date:      ___________________________________________

Print Name:   ______________________________________________________________________________________________________________

March 2011

 A-1

Appendix B

IPO Pre-Approval Form

Name: ______________________________________________________________________________________________________________

Date: ___________________________________________________________ Department: __________________________________________

1.   Name of Security:   ______________________________________________________________________________________________________________

2.   Symbol or CUSIP:   ______________________________________________________________________________________________________________

3.   Number of Shares/$ Value:   _______________________________________________________________________________________________________

4.   Brokerage Firm:   ________________________________________________________________________________________________________________

5.   Account Number:  _______________________________________________________________________________________________________________

                6. Are you a registered representative of Legg Mason Investor  Services?                           ☐ Yes       ☐No

7.   Attach  a copy of the prospectus, offering memorandum or similar document.

In making this request, I hereby certify that:

x	To the best of my knowledge, my participation in the IPO will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

x      I am not receiving a personal benefit,  in the form of this opportunity to invest in this IPO, for directing client business or brokerage, or by virtue of my position with BGIM;

x      I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

x      I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to order entry.

Signature: ___________________________________________ Date: ___________________________________________

                                                                                           ***********************************
                                                                                                         (Continued on page B-2)

March 2011

B-1

Appendix B
To be completed by the Compliance Committee:

1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? ☐ Yes ☐ No 2. Is there any other reason why this investment should be denied? ☐ Yes ☐ No

o Approved         ☐   Denied

Compliance Committee Signature:  ___________________________________________ Date: ___________________________________________

Printed Name:   ___________________________________________________________________________________________________________

             ***********************************

To be completed by the Investment Committee:

1. Should the investment opportunity be first offered to eligible clients?
☐ Yes       ☐ No

     2.  Is the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person's position at BGIM?

☐ Yes       ☐ No
3. Does a conflict, or potential conflict, of interest exist with any BGIM client?

☐ Yes       ☐ No
4. Is there any other reason why this investment should be denied?

☐ Yes       ☐ No

☐ Approved                                        ☐    Denied

Investment Committee Signature:  ___________________________________________ Date: ___________________________________________

Printed Name: ___________________________________________________________________________________________________________

March 2011

B-2

                      Appendix C
                      Private Placement Pre-Approval Form
(Includes hedge funds, private equity funds, venture capital funds, limited partnerships, limited liability companies or other privately offered investment vehicles)

Name: ______________________________________________________________________________________________________________

Department:: ___________________________________________________________  Date_____________________________________

1. Name of corporation, partnership or other entity___________________________________________________________

2. Type of security or fund:                       ☐      Hedge Fund                                         ☐ Limited Partnership                                    ☐ Private Equity Partnership

                                              o Venture Capital Fund                                                                                                       ☐ Other: _________________

3. Is this:                                                                                ☐ Initial Investment

                                                                                                ☐  Subsequent Investment

4. Nature of your planned participation:                                                ☐    Stockholder                                         ☐   General Partner

                                    o Limited Partner                                    ☐ Other: _________________

    5. Planned date of transaction: ___________________________________________________________

6. Size of offering (if a fund, size of fund):___________________________________________________

7. Size of your participation: _____________________________________________________________

8. What firm or person is making this offering available to you? __________________________________

9. What is your relationship with this firm or person? __________________________________________

10. If the organization is a fund – describe the investment objectives of the fund (e.g. value, growth):

    ______________________________________________________________________________________________________________

11. Will you participate in any investment decisions?                                                                                             ☐        Yes               ☐       No

If yes, please describe: ___________________________________________________________

12. Describe how you became aware of this investment opportunity:
   ______________________________________________________________________________________________________________
    ______________________________________________________________________________________________________________
    ______________________________________________________________________________________________________________

(Continued on C-2)

March 2011

Appendix C
13. If this is a Limited Partnership, LLC, or other such business opportunity describe in detail the nature of the business:

    ______________________________________________________________________________________________________________
    ______________________________________________________________________________________________________________

    ______________________________________________________________________________________________________________
    ______________________________________________________________________________________________________________

14.  Are you a registered representative of Legg Mason Investor Services?                                                        ☐      Yes           ☐      No

15. A copy of the prospectus, offering memorandum, corporate charter, partnership agreement, or similar document must be attached.

16.  Additional Comments (if needed):

In making this request, I hereby certify that:

x	To the best of my knowledge, my participation in the Private Placement will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

x      I am not receiving a personal benefit,  in the form of this opportunity to invest in this Private Placement, for directing client business or brokerage, or by virtue of my position with BGIM;

x      I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

x      I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to investing.

Signature:  ___________________________________________ Date: ___________________________________________

                                                     **********************************
(Continued on C-3)
March 2011

Appendix C
To be completed by the Compliance Committee:

1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? ☐ Yes ☐ No 2. Is there any other reason why this investment should be denied? ☐ Yes ☐ No

o Approved    ☐    Denied

Compliance Committee Signature: ___________________________________________ Date: ___________________________________________

Printed Name: ___________________________________________________________________________________________________________

**********************************

To be completed by the Investment Committee:

1. Should the investment opportunity be first offered to eligible clients?

                                       ☐ Yes   ☐ No

2. the opportunity being offered to the Access Person for directing client business or brokerage, or as a result of the Access Person's position at BGIM?

                                        ☐ Yes     ☐ No

3. Does a conflict, or potential conflict, of interest exist with any BGIM client?

                                       ☐ Yes    ☐ No

4. Is there any other reason why this investment should be denied?

                                       ☐ Yes    ☐ No

o Approved     ☐ Denied

Investment Committee Signature:  ___________________________________________ Date: ___________________________________________

   Printed Name: ___________________________________________________________________________________________________________

March 2011

Appendix D

BGIM Private Fund Pre-Approval Form (Includes Commingled Funds and Hedge Funds)

Name: ______________________________________________________________________________________________________________

Department:: ___________________________________________________________ Date_____________________________________

1. Name of Fund:______________________________________________________________________________________________________________

2. Type of security or fund:                                              ☐        Commingled Vehicle                                                               ☐ Hedge Fund

     ☐ Other: ________________________________________________________________________

3. Is this:                                                       ☐  Initial Contribution

                     ☐         Subsequent Contribution

4. Size of your contribution ($):  ________________________________________________________________________________________

5. Do you analyze, recommend or make investment decisions for this fund?                                                                                                                                  ☐  Yes             ☐  No

If yes, please describe: _____________________________________________________________________________________________

6. Are you a registered  representative of Legg Mason Investor Services?                                                                                                                                   ☐ Yes    ☐ No

Additional Comments (if needed):

In making this request, I hereby certify that:

x	To the best of my knowledge, my participation in the fund will not misappropriate an investment opportunity that should have been first offered to a client of BGIM;

x      I have no reason to believe that this transaction presents a conflict of interest with any BGIM client; and

x	I understand that I must receive pre-approval in writing from the Compliance Committee and Investment Committee prior to investing.

Signature: ___________________________________________ Date: ___________________________________________

(Continued on D-2)

March 2011

D-1

Appendix D
**********************************

To be completed by the Compliance Committee:

1. Does this investment present a conflict, or potential conflict, of interest with any BGIM client? ☐ Yes ☐ No 2. Is there any other reason why this investment should be denied? ☐ Yes ☐ No

                                    ☐ Approved     ☐   Denied

Compliance Committee Signature: ___________________________________________ Date: ___________________________________________

Printed Name:   __________________________________________________________________________________________________________

***********************************

To be completed by the Investment Committee:

1. Should the investment opportunity be first offered to eligible clients?

☐ Yes    ☐ No

2. Does a conflict, or potential conflict, of interest exist with any BGIM client?

☐ Yes   ☐ No

3. After this investment, Access Person investments will equal ______% of the portfolio’s assets.

4. Is there any other reason why this investment should be denied?

☐ Yes    ☐ No

o Approved       ☐ Denied

Investment Committee Signature: ___________________________________________ Date: ___________________________________________

Printed Name: __________________________________________________________________________________________________________

March 2011

D-2

Appendix E

Access Person Last Name	First Name	Middle Initial

Acknowledgement of Receipt of Code of Ethics and
Annual Certification

Please specify:	☐ Initial Report	or	☐ Annual Renewal
	(New Access Person)		(You were previously an Access Person)

1.  Acknowledgement

I acknowledge that I have received a copy of the most recent BGIM Code of Ethics (the “Code”) and I represent that:

a.
I have read the Code and I understand that it applies to me and to all Securities Transactions1 in which I have or acquire any Beneficial Interest.  I have read the definition of “Beneficial Interest” and I understand that I may  be deemed  to have  a Beneficial   Interest  in Securities  owned by members of my Immediate Family and that Securities Transactions  effected by members of my Immediate Family may therefore be subject to this Code.

b.
  I agree that in case  of a violation, I may be subject  to various possible sanctions  (pursuant  to section VII.C of the Code)  as determined by the Compliance Committee.   Possible sanctions or actions may include,  but are  not limited to, verbal warning,  letter  of reprimand, suspension  of personal trading privileges, reversal of or forfeiture of profits from an improper Securities Transaction, fine, suspension of employment (with or without pay), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.

c.      I will comply with the Code.

I  also acknowledge  that  I  have received  a  copy and  will  abide by the  terms of the current  BGIM Compliance  Policies and Procedures Manual (Note: a copy of the current manual is always available on the BGIM Compliance Intranet site).

___________________________________
1 All capitalized terms have the same definition as set forth in the Code of Ethics.

March 2011

Appendix E
2.  Disclosable Accounts and Securities Holdings

Instructions:                           Table 1 -- Preferred Broker Accounts

x
A Preferred Broker account is an account held at a broker/dealer that provides an automated, electronic  feed of Access Person Securities Transaction information directly into Protegent PTA. (A list of the BGIM Preferred  Brokers is available on the Compliance intranet site).

x	Provide the information requested below for each account held at a Preferred Broker in which you have Beneficial Interest.

x	You do not need to attach a duplicate statement. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER
Ex: Smith Barney	Jane Smith (IRA)	Spouse	xxx-xxxxx

March 2011

Appendix E
Instructions:                        Table 2 -- Non-Preferred  Broker Accounts

x
A non-Preferred Broker account is an account held at a broker/dealer that does not provide an automated,  electronic feed  of Access  Person Securities  Transaction information  directly into Protegent PTA.

x	Provide the information requested below for each account held at a non-Preferred Broker in which you have Beneficial Interest.

x      You must attach a copy of the most recent account statement(s).

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER
Ex: Goldman Sachs	Jane Smith (IRA)	Spouse	xxx-xxxxx

March 2011

Appendix E

Instructions:                            Table 3 – Mutual Fund-Only Accounts

x
A Mutual Fund-Only account is an account that holds only non-Reportable Funds, and in which no other type of Security may be held.  (A list of Reportable Funds is available on the Compliance intranet site).

x      Provide the information requested below for each Mutual Fund-Only account in which you have aBeneficial Interest.

x	You do not need to attach a duplicate statement. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

x      Do not leave blank. Indicate “N/A” or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER
Ex: Vanguard	Jane Smith (IRA)	Spouse	xxx-xxxxx

Instructions:                        Table 4 – Managed Accounts

x	A Managed Account is an account managed by a discretionary investment manager, where you are neither consulted nor advised of transactions before execution.

x      Provide the information  requested  below for  each  Managed  Account in  which you have a Beneficial Interest.

x
You do not need to attach a duplicate statement.  However, at any time upon specific request of the CCO, copies of statements or a copy of the executed investment management agreement must be made available for review.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF INVESTMENT MANAGER	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER
Ex: ABC Investment Management	Jane Smith	Spouse	xxx-xxxxx

March 2011

Appendix E
Instructions:                     Table 5 – Other Disclosable Accounts

x	Other Disclosable Accounts include any accounts, not previously disclosed in Tables 1 through 4, in which you have a Beneficial Interest and where Securities Transactions can be effectuated.

x
Other Disclosable  Accounts include (but are  not limited to) a  Legg Mason employee stock purchase plan account, a spouse’s  employee stock purchase plan account, the Brandywine 401(k), a spouse’s 401(k)  or 403(b) that can only hold mutual funds, a Section 529 account for your child, a direct investment program (“DRIP”) account, an employee stock option account, or any of these accounts if owned by an Immediate Family member who resides in your household.

x
As detailed in Section III.E. of the Code, you do not need to attach a duplicate statement if the account  is: (i) a  Legg Mason employee stock purchase plan account; (ii) a  Legg Mason stock option account held at Merrill Lynch; (iii) a Brandywine 401(k) account; (iv) a 401(k),  403(b) or Section 529 account that can not  hold Reportable Funds; or  (v) an Automatic Investment Account. However, at any time upon specific request of the CCO, copies of statements must be made available for review.

x      You must attach  a copy of the most recent account statement(s) for any other Disclosable Account.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF BROKER DEALER, BANK, EMPLOYER, ETC.	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER/ PLAN NUMBER
Ex: Acme Widget Company	Jane Smith (employee stock purchase plan account)	Spouse	xxx-xxxxx

March 2011

Appendix E

Instructions:                     Table 6 – Other Securities/Holdings

x
Provide the information requested for any other Security in which you have a Beneficial  Interest that is not held in an account listed in Tables 1 through 5. Examples may be investments in Private Placements (e.g., hedge funds,  private equity funds, venture capital funds, limited partnerships, limited liability companies) or paper stock certificates.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

x      Attach a separate sheet if necessary.

NAME OF SECURITY OWNER	RELATIONSHIP if security owner is not the Access Person	NAME/TITLE OF SECURITY	TYPE OF SECURITY	TICKER OR CUSIP	NUMBER OF SHARES / PRINCIPAL AMOUNT

3.  Electronic Communication Disclosure

Instructions:

x	Provide a list of all Instant Messaging (“IM”) screen names, including service provider (i.e., johndoe - AIM) under which you conduct Brandywine Global business.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

IM SCREEN NAMES

March 2011

Appendix E

4.  Outside  Business Activities

Instructions:

x      Provide  a list of all Outside Business Activities that that you are currently engaged in.

x      Do not leave blank. Indicate “N/A”  or “None” if appropriate.

NAME OF ORGANIZATION	DESCRIPTION OF DUTIES

5.  Attestation of Personal Disciplinary History

The following information is required in order to ensure that BGIM’s public disclosure document (Form ADV) is continuously up to date. (No information need be given with respect to minor traffic offenses).

Have you ever:

A(1)	☐ Yes	☐ No	been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?
A(2)	☐ Yes	☐ No	been charged with any felony?
B(1)	☐ Yes	☐ No

been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic,  foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

B(2)	☐ Yes	☐ No

been charged with a misdemeanor  involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy  to commit any of these offenses?

March 2011

Appendix E

Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:

C(1)	☐ Yes	☐ No	found you to have made a false statement or omission?
C(2)	☐ Yes	☐ No	found you to have been involved in a violation of SEC or CFTC regulations or statute?
C(3)	☐ Yes	☐ No	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
C(4)	☐ Yes	☐ No	entered an order against you in connection with investment-related activity?
C(5)	☐ Yes	☐ No	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

D(1)	☐ Yes	☐ No	ever found you to have made a false statement or omission, or being dishonest, unfair, or unethical?
D(2)	☐ Yes	☐ No	ever found you to have been involved in a violation of investment- related regulations or statutes?
D(3)	☐ Yes	☐ No	ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
D(4)	☐ Yes	☐ No	in the past ten years, entered an order against you in connection with an investment-related activity?
D(5)	☐ Yes	☐ No	ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

Has any self-regulatory organization or commodities exchange ever:

E(1)	☐ Yes	☐ No	found you to have made a false statement or omission?
E(2)	☐ Yes	☐ No	found you to have been involved in a violation or its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

March 2011

Appendix E

E(3)	☐ Yes	☐ No	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
E(4)	☐ Yes	☐ No	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

Please provide an explanation for any “Yes” responses above (attach a separate sheet if needed):

    __________________________________________________________________________________________________________

    __________________________________________________________________________________________________________

6.  Conflicts of Interest Disclosure

Check “Yes” or “No” to each of the statements listed below.

      YES          NO

a.	☐	☐	A member of my immediate family is employed by a broker-dealer

b.	☐	☐	A member of my immediate family is a director or executive officer of a publicly traded company

c.	☐	☐	I have formerly served as a director or executive officer of a publicly traded company

d.	☐	☐	A member of my immediate family has formerly served as a director or executive officer of a publicly traded company

e.	☐	☐	I am a direct owner of 5% or more of the voting securities of a publicly traded company

f.	☐	☐	A member of my immediate family is a direct owner of 5% or more of the voting securities of a publicly traded company

g.	☐	☐	I have a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company

h.	☐	☐	A member of my immediate family has a personal relationship with a director (or candidate for directorship) or executive officer of a publicly traded company

Please provide an explanation for any “Yes” responses above (attach a separate sheet if needed):

     __________________________________________________________________________________________________________

     __________________________________________________________________________________________________________

March 2011

Appendix E
7.  Certification

a.
I hereby certify that I have complied with all applicable requirements of the BGIM Code of Ethics in effect since the date of my last certification.  Specifically, I hereby certify that since my last annual certification:

i	I did not execute any Securities Transaction at a time when I possessed material non- public information regarding the Security or the issuer of the Security.

ii.	I did not execute any Securities Transaction with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.

iii.
I did not execute any Securities Transaction when I was in possession of non-public information to the effect that BGIM (i) was or may have been considering  an investment in or sale of such Security on behalf of its clients, or (ii) had an open, executed, or pending portfolio transaction in such Security on behalf of its clients.

iv.
I did not use my knowledge of the portfolio holdings of a Reportable Fund to engage in any trade or short-term trading strategy involving such Fund that may have conflicted with the best interests of the Fund and its shareholders.

v.	If I acquired a Security in an IPO or Private Placement, I obtained the required written approval prior to acquiring such Security.

vi.	I have reported and acknowledged all Gifts and Business Entertainment received or given since the date of my last certification.

vii.	I have reported all political contributions made to state or local elected officials or candidates at or prior to making the contribution.

b.	I further certify that the information on this form is accurate, complete, and current in all material respects as of a date no more than 45 days prior to the date hereof.

c.	I have listed all Disclosable Accounts in which I have a Beneficial Interest as defined by the Code in Tables 1-6.

Access Person’s Name:    __________________________________________________________________________________________________________

Access Person’s Signature:   __________________________________________________________________________________________________________

Date:    __________________________________________________________________________________________________________

March 2011

                               Account Change Form

Appendix F

Name: ______________________________________________________________________________________________________________

Department:: ___________________________________________________________ Date_____________________________________

1.	☐ Opened		☐ Closed

	Brokerage			Firm/Bank/Employer:_
	Account			Number:
Account Name:____________________________________________________________________________________________________________________________________________________________
	☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other

2.	☐ Opened		☐ Closed

	Brokerage			Firm/Bank/Employer:_
	Account			Number:
Account Name:____________________________________________________________________________________________________________________________________________________________
	☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other

3.	☐ Opened		☐ Closed

	Brokerage			Firm/Bank/Employer:_
	Account			Number:
Account Name:____________________________________________________________________________________________________________________________________________________________
	☐ Brokerage Account	☐ Mutual Fund Only	☐ Managed	☐ Other

Comments (if needed):

________________________________________________________ Access Person Signature	_________________________________ Date

________________________________________________________ Compliance Approval	_________________________________ Date

________________________________________________________ Printed Name	_________________________________ Date

March 2011

F-1